Exhibit 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2010 THIRD QUARTER RESULTS
     CHICAGO, October 21 - GATX Corporation (NYSE:GMT) today reported 2010 third quarter net income of $21.1 million or $.45 per diluted share, compared to 2009 third quarter net income of $19.6 million or $.42 per diluted share. Third quarter 2010 results include negative fair-value adjustments on interest rate swaps at GATX’s European affiliate, AAE Cargo (AAE), of $2.7 million or $.06 per diluted share, and a tax benefit of $1.9 million or $.04 per diluted share from a reduction of statutory tax rates in the United Kingdom.
     Net income for the first nine months of 2010 was $61.3 million or $1.31 per diluted share, compared to $59.9 million or $1.24 per diluted share in the prior year period. The 2010 year-to-date results include a net benefit of $1.7 million or $.04 per diluted share related to the aforementioned tax benefit and the favorable resolution of a litigation matter and tax accrual reversal that occurred in the second quarter, partially offset by the negative fair-value adjustments on interest rate swaps at AAE. The 2009 year-to-date results include negative fair-value adjustments of $18.5 million or $.38 per diluted share related to the AAE interest rate swaps.
     “We continue to see gradual improvement in the rail market,” said Brian A. Kenney, president and chief executive officer of GATX. “Our North American rail fleet’s utilization in the third quarter was 96.8%, reflective of improving traffic and demand for railcars. However, the lease rate environment is still challenging given the number of idle cars remaining in the industry. Thus, lease income remains under pressure as demonstrated by the 15.7% decrease in the Lease Price Index (LPI) during the quarter.
     “In Specialty, pressure on charter rates persists at the marine joint ventures, reflecting ongoing low levels of demand and increasing vessel supply. On a more positive note, American Steamship Company (ASC) had another solid quarter. Demand for iron ore is improved from the prior year period, and we expect shipping volumes on the Great Lakes to remain relatively stable through the end of the year.
     “The slowly improving economy is creating more opportunities to invest. Investment volume was approximately $113 million during the third quarter, our highest quarterly volume year to date.
     Mr. Kenney concluded, “We continue to expect 2010 full-year earnings to be in the range of $1.50 — $1.70 per diluted share, excluding the impact of the items noted above.”
RAIL
     Rail segment profit was $32.7 million in the third quarter of 2010, compared to third quarter 2009 segment profit of $47.7 million. The third quarter results for 2010 include a negative pre-tax adjustment of $3.0 million related to the change in fair-value of interest rate swaps at AAE. Rail reported segment profit of $111.4 million year-to-date 2010, compared to $135.2 million in the same period 2009. The 2010 and 2009 year-to-date results include negative pre-tax adjustments of $8.9 and $22.0 million, respectively, related to the interest rate swaps at AAE.
     At September 30, 2010, Rail’s North American fleet totaled approximately 109,000 cars. Fleet utilization was 96.8% compared to 96.5% at the end of the second quarter and 95.9% at the end of third quarter 2009. Renewal lease rates in the Lease Price Index (LPI) declined 15.7% over the expiring rate, compared to an 18.6% decline in the second quarter 2010 and a decline of 8.5% in the third quarter 2009. The average renewal term in the third quarter was 36 months, consistent with the second quarter and slightly shorter than the 39 months in the third quarter of 2009. Rail’s European wholly-owned tank car fleet totaled approximately 20,000 cars and utilization was 95.3% at the end of the third quarter, compared to 94.4% at the end of the second quarter and 94.7% at the end of third quarter 2009.
     Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.
SPECIALTY
     Specialty reported segment profit of $13.6 million in the third quarter of 2010 compared to $13.2 million in third quarter 2009. Year to date, Specialty reported segment profit of $40.2 million, compared to $43.5 million in the same period in 2009. The year-to-date decline in segment profit was primarily due to lower share of affiliates’ earnings as the pace of recovery in the marine joint ventures remains tepid.
     The Specialty portfolio currently consists of $721.7 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling $215.1 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $12.5 million in the third quarter 2010 compared to $1.3 million in the third quarter 2009. Segment profit year-to-date 2010 was $22.0 million, compared to $10.1 million year-to-date 2009. The year-to-date 2009 results include income of $5.6 million from the receipt of a litigation settlement. Steel mill capacity utilization and production remain above the low levels experienced in 2009 and ASC’s tonnage volumes have increased accordingly. Year-to-date 2010, ASC has carried 19.5 million net tons compared to 12.6 million net tons carried year-to-date 2009, with the most significant increase evident in iron ore shipments.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2010 third quarter results. Teleconference details are as follows:
Thursday, October 21st
11:00 A.M. Eastern Time
Domestic Dial-In: 1-888-515-2235
International Dial-In: 1-719-457-2605
Replay: 1-888-203-1112 or 1-719-457-0820/ Access Code: 7516664
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary operating segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; and the outcome of pending or threatened litigation. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer Van Aken
312-621-6689
jennifer.vanaken@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(10/21/10)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
Gross Income
Lease income	$216.1	$223.0	$651.0	$678.9
Marine operating revenue	64.8	36.3	125.5	75.7
Asset remarketing income	10.1	3.1	28.4	25.2
Other income	17.7	14.2	55.6	42.6

Revenues	308.7	276.6	860.5	822.4
Share of affiliates’ earnings	5.7	15.6	30.6	23.0

Total Gross Income	314.4	292.2	891.1	845.4

Ownership Costs
Depreciation	54.3	55.3	161.1	161.8
Interest expense, net	41.3	40.3	125.1	125.1
Operating lease expense	35.0	34.2	104.4	101.7

Total Ownership Costs	130.6	129.8	390.6	388.6

Other Costs and Expenses
Maintenance expense	65.7	65.8	198.7	195.3
Marine operating expense	43.7	25.8	85.2	51.0
Selling, general and administrative	31.0	34.8	97.3	101.9
Other	15.1	8.8	39.5	22.2

Total Other Costs and Expenses	155.5	135.2	420.7	370.4

Income before Income Taxes	28.3	27.2	79.8	86.4
Income Tax Provision	7.2	7.6	18.5	26.5

Net Income	$21.1	$19.6	$61.3	$59.9

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
Per Share Data

Basic	$0.45	$0.43	$1.33	$1.28

Average number of common shares	46.2	45.9	46.1	46.8

Diluted	$0.45	$0.42	$1.31	$1.24

Average number of common shares and common share equivalents	46.7	48.0	47.0	48.9

Dividends declared per common share	$0.28	$0.28	$0.84	$0.84

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	September 30	December 31
	2010	2009
Assets

Cash and Cash Equivalents	$23.6	$41.7
Restricted Cash	32.0	33.2

Receivables
Rent and other receivables	69.2	68.7
Finance leases	324.3	309.7
Less: allowance for possible losses	(12.9)	(13.4)

	380.6	365.0

Operating Lease Assets, Facilities and Other
Rail	5,327.0	5,449.0
Specialty	263.1	245.4
ASC	387.6	380.2
Less: allowance for depreciation	(2,037.0)	(2,041.3)

	3,940.7	4,033.3

Investments in Affiliated Companies	462.2	452.2
Goodwill	94.0	97.5
Other Assets	200.4	183.5

Total Assets	$5,133.5	$5,206.4

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$123.9	$123.0

Debt
Commercial paper and borrowings under bank credit facilities	72.0	70.8
Recourse	2,534.6	2,553.0
Nonrecourse	222.7	234.2
Capital lease obligations	50.3	54.8

	2,879.6	2,912.8

Deferred Income Taxes	742.2	730.6
Other Liabilities	289.2	337.4

Total Liabilities	4,034.9	4,103.8
Total Shareholders’ Equity	1,098.6	1,102.6

Total Liabilities and Shareholders’ Equity	$5,133.5	$5,206.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2010
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$201.4	$13.6	$1.1	$—	$216.1
Marine operating revenue	—	—	64.8	—	64.8
Asset remarketing income	2.7	7.4	—	—	10.1
Other income	17.5	—	—	0.2	17.7

Revenues	221.6	21.0	65.9	0.2	308.7
Share of affiliates’ earnings	(2.1)	7.8	—	—	5.7

Total Gross Income	219.5	28.8	65.9	0.2	314.4

Ownership Costs
Depreciation	46.1	4.6	3.6	—	54.3
Interest expense, net	32.0	7.3	2.0	—	41.3
Operating lease expense	34.7	0.3	—	—	35.0

Total Ownership Costs	112.8	12.2	5.6	—	130.6

Other Costs and Expenses
Maintenance expense	61.6	—	4.1	—	65.7
Marine operating expense	—	—	43.7	—	43.7
Other	12.4	3.0	—	(0.3)	15.1

Total Other Costs and Expenses	74.0	3.0	47.8	(0.3)	124.5

Segment Profit	$32.7	$13.6	$12.5	$0.5	59.3

Selling, general and administrative					31.0

Income before Income Taxes					28.3
Income Tax Provision					7.2

Net Income					$21.1

Selected Data:

Investment Volume	$93.0	$19.5	$0.3	$0.6	$113.4

Asset Remarketing Income:
Disposition Gains on Owned Assets	2.7	5.7	—	—	8.4
Residual Sharing Income	—	1.7	—	—	1.7

Total Asset Remarketing Income	$2.7	$7.4	$—	$—	$10.1

Scrapping Gains (a)	$4.5	—	—	—	$4.5

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2010
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$606.6	$41.3	$3.1	$—	$651.0
Marine operating revenue	—	—	125.5	—	125.5
Asset remarketing income	15.5	12.9	—	—	28.4
Other income	54.0	0.5	—	1.1	55.6

Revenues	676.1	54.7	128.6	1.1	860.5
Share of affiliates’ earnings	1.8	28.8	—	—	30.6

Total Gross Income	677.9	83.5	128.6	1.1	891.1

Ownership Costs
Depreciation	141.2	13.0	6.9	—	161.1
Interest expense, net	95.5	21.0	6.3	2.3	125.1
Operating lease expense	103.6	1.0	—	(0.2)	104.4

Total Ownership Costs	340.3	35.0	13.2	2.1	390.6

Other Costs and Expenses
Maintenance expense	190.5	—	8.2	—	198.7
Marine operating expense	—	—	85.2	—	85.2
Other	35.7	8.3	—	(4.5)	39.5

Total Other Costs and Expenses	226.2	8.3	93.4	(4.5)	323.4

Segment Profit	$111.4	$40.2	$22.0	$3.5	177.1

Selling, general and administrative					97.3

Income before Income Taxes					79.8
Income Tax Provision					18.5

Net Income					$61.3

Selected Data:

Investment Volume	$181.5	$52.6	$7.3	$3.1	$244.5

Asset Remarketing Income:
Disposition Gains on Owned Assets	15.5	6.4	—	—	21.9
Residual Sharing Income	—	6.5	—	—	6.5

Total Asset Remarketing Income	$15.5	$12.9	$—	$—	$28.4

Scrapping Gains (a)	$13.2	—	—	—	$13.2

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$208.8	$13.2	$1.0	$—	$223.0
Marine operating revenue	—	—	36.3	—	36.3
Asset remarketing income	0.2	2.9	—	—	3.1
Other income	13.7	0.3	—	0.2	14.2

Revenues	222.7	16.4	37.3	0.2	276.6
Share of affiliates’ earnings	3.6	12.0	—	—	15.6

Total Gross Income	226.3	28.4	37.3	0.2	292.2

Ownership Costs
Depreciation	47.4	4.7	3.2	—	55.3
Interest expense, net	30.6	6.9	2.2	0.6	40.3
Operating lease expense	34.0	0.2	—	—	34.2

Total Ownership Costs	112.0	11.8	5.4	0.6	129.8

Other Costs and Expenses
Maintenance expense	61.0	—	4.8	—	65.8
Marine operating expense	—	—	25.8	—	25.8
Other	5.6	3.4	—	(0.2)	8.8

Total Other Costs and Expenses	66.6	3.4	30.6	(0.2)	100.4

Segment Profit (Loss)	$47.7	$13.2	$1.3	$(0.2)	62.0

Selling, general and administrative					34.8

Income before Income Taxes					27.2
Income Tax Provision					7.6

Net Income					$19.6

Selected Data:

Investment Volume	$105.3	$78.3	$0.3	$2.2	$186.1

Asset Remarketing Income:
Disposition Gains on Owned Assets	0.2	1.8	—	—	2.0
Residual Sharing Income	—	1.1	—	—	1.1

Total Asset Remarketing Income	$0.2	$2.9	$—	$—	$3.1

Scrapping Gains (a)	$2.8	—	—	—	$2.8

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$634.3	$41.5	$3.1	$—	$678.9
Marine operating revenue	—	—	75.7	—	75.7
Asset remarketing income	11.4	13.8	—	—	25.2
Other income	39.8	1.8	—	1.0	42.6

Revenues	685.5	57.1	78.8	1.0	822.4
Share of affiliates’ earnings	(8.8)	31.8	—	—	23.0

Total Gross Income	676.7	88.9	78.8	1.0	845.4

Ownership Costs
Depreciation	141.0	14.5	6.3	—	161.8
Interest expense, net	95.7	19.6	6.8	3.0	125.1
Operating lease expense	100.9	1.0	—	(0.2)	101.7

Total Ownership Costs	337.6	35.1	13.1	2.8	388.6

Other Costs and Expenses
Maintenance expense	185.1	—	10.2	—	195.3
Marine operating expense	—	—	51.0	—	51.0
Other	18.8	10.3	(5.6)	(1.3)	22.2

Total Other Costs and Expenses	203.9	10.3	55.6	(1.3)	268.5

Segment Profit (Loss)	$135.2	$43.5	$10.1	$(0.5)	188.3

Selling, general and administrative					101.9

Income before Income Taxes					86.4
Income Tax Provision					26.5

Net Income					$59.9

Selected Data:

Investment Volume	$277.3	$85.9	$6.9	$6.4	$376.5

Asset Remarketing Income:
Disposition Gains on Owned Assets	7.3	3.2	—	—	10.5
Residual Sharing Income	4.1	10.6	—	—	14.7

Total Asset Remarketing Income	$11.4	$13.8	$—	$—	$25.2

Scrapping Gains (a)	$6.2	—	—	—	$6.2

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Leverage)

	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010
Assets by Segment (includes off-balance sheet assets)
Rail	$5,118.0	$5,110.4	$4,998.1	$4,899.7	$4,978.0
Specialty	676.8	676.0	693.8	691.5	713.8
ASC	262.1	269.0	260.3	285.5	274.3
Other	88.5	92.2	90.3	89.5	94.7

Total Assets, Excluding Cash	$6,145.4	$6,147.6	$6,042.5	$5,966.2	$6,060.8

Non-performing Investments	$18.4	$18.2	$17.8	$17.4	$17.1

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	$0.3	$29.1	$(132.4)	$72.0	$48.4
On Balance Sheet Recourse Debt	2,627.7	2,553.0	2,764.1	2,515.3	2,534.6
On Balance Sheet Nonrecourse Debt	236.9	234.2	226.9	225.2	222.7
Off Balance Sheet Recourse Debt	801.7	813.0	742.6	746.3	787.4
Off Balance Sheet Nonrecourse Debt	206.7	203.1	200.3	197.8	195.5
Capital Lease Obligations	56.1	54.8	53.4	52.0	50.3

Total Borrowings, Net of Unrestricted Cash	$3,929.4	$3,887.2	$3,854.9	$3,808.6	$3,838.9

Total Recourse Debt (a)	$3,485.8	$3,449.9	$3,427.7	$3,385.6	$3,420.7
Shareholders’ Equity	$1,112.2	$1,102.6	$1,096.2	$1,044.9	$1,098.6
Recourse Leverage	3.1	3.1	3.1	3.2	3.1

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse

+	Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	-8.5%	-18.7%	-15.2%	-18.6%	-15.7%
Average Renewal Term (months)	39	43	31	36	36

Fleet Rollforward
Beginning Balance	111,154	111,206	110,870	108,918	108,626
Cars Added	1,478	774	346	434	1,189
Cars Scrapped	(1,302)	(1,108)	(1,026)	(726)	(917)
Cars Sold	(124)	(2)	(1,272)	—	(98)
Ending Balance	111,206	110,870	108,918	108,626	108,800
Utilization	95.9%	95.9%	96.0%	96.5%	96.8%

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	20,000	20,005	20,033	20,321	20,302
Cars Added	91	100	288	15	61
Cars Scrapped/Sold	(86)	(72)	—	(34)	(137)
Ending Balance	20,005	20,033	20,321	20,302	20,226
Utilization	94.7%	94.7%	94.4%	94.4%	95.3%

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	70.5%	71.6%	72.8%	74.2%	74.7%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	-18.1%	-16.1%	2.2%	7.8%	7.2%
Year-over-year Change in U.S. Carloadings (chemical) (c)	-14.0%	-9.6%	13.5%	12.8%	10.2%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	-13.4%	-11.1%	2.0%	4.9%	4.9%
Production Backlog at Railcar Manufacturers (d)	19,343	10,462	12,990	14,930	19,267

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	6.1	8.6	1.3	8.3	9.9

(a)	LPI is an internally generated business indicator that measures general lease rate pricing on renewals within GATX’s North American rail fleet. The index reflects the weighted average lease rate for a select group of railcar types that GATX believes to be representative of its overall North American fleet. The LPI measures the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate. Average renewal term reflects the weighted average renewal lease term in months.

(b)	As reported and revised by the Federal Reserve

(c)	As reported by the Association of American Railroads (AAR)

(d)	As reported by the Railway Supply Institute (RSI)